UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2013

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

We are party to a credit agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, as amended (the "U.S. credit agreement"), which provides for up to $375 million in revolving loans for working capital, acquisitions, capital expenditures, investments and other general corporate purposes, a non-amortizing term loan with a balance of $110 million, and for an additional $10 million of availability for letters of credit, through September 2015. On January 14, 2013, we reduced the interest rate (A) for revolving loan balances, from defined LIBOR plus 2.50% to defined LIBOR plus 2.25%, subject to an incremental 1.25% for uncollateralized borrowings in excess of a defined borrowing base and (B) for term loan balances, from defined LIBOR plus 2.50% to defined LIBOR plus 2.25%.

These changes are further described in the amendment to the Agreement, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the respective lenders under the Agreement, for sale at certain of our dealerships. The lenders also provide us with real estate financing and vehicle financing and provide consumer financing to our customers.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 "Regulation FD Disclosure."

We hold a 9.0% ownership interest in Penske Truck Leasing Co., L.P. ("PTL"), a leading provider of transportation services and supply chain management. We account for our investment in PTL under the equity method and as such, we record our share of PTL's earnings each quarter in our statements of operations under the caption "Equity in Earnings of Affiliates" which also includes the results of our other investments.

On January 14, 2013, PTL released its preliminary results of operations for the year ended December 31, 2012. As reported by PTL, its estimated net income for 2012 was $269 million as compared to $239 million in 2011.

The information provided above relates solely to reported results of PTL. Because PTL is engaged in different businesses than we are, its performance may vary significantly from ours and therefore the preliminary results noted above are not necessarily indicative of the results to be expected for Penske Automotive Group. Please refer to our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q for additional information regarding our and PTL's operations. Investors should not assume that our disclosure of the information in this filing means that we have determined that such information is material to the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Eighth Amendment dated January 14, 2013 to the Third Amended and Restated Credit Agreement dated September 30, 2008 by and among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

January 14, 2013	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	Eighth Amendment dated January 14, 2013 to the Third Amended and Restated Credit Agreement dated September 30, 2008 by and among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.